                                                                     EXHIBIT 5.1

                    [Mayer, Brown, Rowe & Maw LLP Letterhead]

                                January 20, 2006

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, MN  55437

Ladies and Gentlemen:

         We have acted as your counsel in connection with the authorization and issuance from time to time in one or more series of Home Equity Loan
Pass-Through Certificates and Asset-Backed Notes (the "Securities"). We have examined the Registration Statement on Form S-3 dated as of January 20, 2006 relating to the Securities (the "Registration Statement"), the prospectus (the
"Prospectus") forming a part of the Registration Statement to be filed with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. As set forth in the Registration Statement, separate trusts (each, a "Trust") will be established and will issue Securities pursuant to either a trust agreement and/or a pooling and servicing agreement or an indenture (collectively the
"Agreement"). Except as otherwise indicated herein, all terms defined in the
Prospectus are used herein as so defined.

         We have assumed for the purposes of the opinions set forth below that the Securities will be issued in series created as described in the Registration
Statement and that the Securities will be sold by you for reasonably equivalent consideration. We have also assumed that the Agreement and the Securities will be duly authorized by all necessary corporate action and that the Securities will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Agreement. In addition, we have assumed that the parties to each Agreement will satisfy their respective obligations thereunder. We express no opinion with respect to any series of Securities for which we do not act as counsel to you.

         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that when an Agreement for a series of Securities has been duly and validly authorized, executed and delivered by the parties thereto, and the Securities of such series have been duly executed, authenticated, delivered and sold as contemplated in the
Registration Statement, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of such Agreement.

         We hereby consent to the filing of this letter as an exhibit to the
Registration Statement and to the references to this firm under the headings
"Legal Matters" in the Prospectus and "Legal Opinions" in each Prospectus
Supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the
Registration Statement, including this exhibit or otherwise.

                        Very truly yours,

                        /s/ MAYER, BROWN, ROWE & MAW LLP